EXHIBIT 21

                   Subsidiaries of the Registrant


                               State or Other
                                Jurisdiction       Name(s) Under Which
                              Incorporation or       Subsidiary Does
Name of Subsidiary              Organization             Business

Gottschalks Credit              Delaware           Gottschalks Credit
Receivables                                        Receivables
Corporation                                        Corporation